UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

SmartStop Self Storage, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of SmartStop Self Storage, Inc. (the “Registrant”) held on November 10, 2014 (the “2014 Annual Meeting”), the following directors were each elected by the following vote to serve as a director until the 2015 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Director	Votes For	Votes Withheld
H. Michael Schwartz	31,722,424.465	892,111.800
Harold “Skip” Perry	31,712,197.384	902,338.881
Timothy S. Morris	31,709,695.493	904,840.772

At the 2014 Annual Meeting, the following proposals to amend the charter (the “Charter”) of the Registrant, were approved by the stockholders by the following vote:

	Votes For	Votes Against	Votes Abstained
Approval of proposed amendments to the Charter removing certain NASAA-mandated limitations.	30,320,302.917	594,239.972	1,699,993.376
Approval of proposed amendments to the Charter to make revisions to enable the declaration and payment of a dividend on one class of stock to the holders of another class of stock.	30,085,113.825	810,154.901	1,719,267.539
Approval of proposed amendments to the Charter removing provisions regarding the Maryland Business Combination Act and the Maryland Control Share Acquisition Act.	30,331,236.597	515,509.270	1,767,790.398
Approval of proposed amendment to the Charter to make revisions to enable the transfer of shares to prevent the possibility of a continuing violation of the ownership restrictions for REIT qualification.	30,751,793.387	322,333.954	1,540,408.924

At the 2014 Annual Meeting, the appointment of CohnReznick LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2014 was ratified by the stockholders by the following vote:

	Votes For	Votes Against	Votes Abstained
Ratification of Appointment of CohnReznick LLP	30,970,924.563	242,523.538	1,401,088.164

At the 2014 Annual Meeting, the adjournment of the Annual Meeting to solicit additional proxies if necessary was approved by the stockholders by the following vote:

	Votes For	Votes Against	Votes Abstained
Approval of Adjournment of the Annual Meeting to solicit additional proxies if necessary.	30,683,689.976	463,781.949	1,467,064.340

There were no broker non-votes with respect to any of the proposals voted on by the stockholders at the 2014 Annual Meeting.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE, INC.

Date: November 17, 2014	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer